Exhibit 10.1

                              ENGAGEMENT AGREEMENT

AGREEMENT made as of the 1st day of March 2006 between Capital Gold Corporation, a Delaware Corporation having an office at 76 Beaver Street, 26th Floor, New York, NY 10005 (hereinafter referred to as the "CORPORATION"), and Christopher
M. Chipman, an individual residing at 4014 Redwing Lane, Audubon, PA 19407 (hereinafter referred to as "CHIPMAN").

IN CONSIDERATION OF the premises and mutual covenants and conditions herein contained, the CORPORATION and CHIPMAN hereby agree as follows:

1. Engagement. The CORPORATION agrees to engage CHIPMAN, and CHIPMAN agrees to serve the CORPORATION as a Chief Financial Officer for the CORPORATION upon the terms and conditions hereafter set forth. The duties of CHIPMAN shall be consistent with his position as an executive, and shall be those duties customarily performed by an executive of his experience.

2. Term. This Agreement becomes effective on March 1, 2006, and shall expire on February 28, 2007, with an option for an additional 12 months, if mutually agreed upon by both parties, subject to provisions of Article 6 herein provided.

3.    Compensation And Other Benefits.

      (a) For his services to the CORPORATION during the TERM, the CORPORATION shall pay CHIPMAN a fee ("Fee") at the annual base rate of Ninety Thousand ($90,000) Dollars payable at $7,500 per month.

      (b) At the inception of this Agreement, the CORPORATION shall grant 50,000 stock options at an exercise price of $0.34 per share to CHIPMAN at the same time and on the same terms and conditions as those granted to other employees and/or executives. Such Options shall vest at the rate of 10,000 stock options per month for every month that this Agreement is not terminated pursuant to sections 6 below.

      (c) As an independent contractor, CHIPMAN will not participate in the CORPORATION'S Group Medical program or 401K pension program.

4. Services. CHIPMAN agrees to serve the CORPORATION faithfully and to the best of his ability, and shall devote fifty percent (50%) of his business time, attention and energies to the business of the CORPORATION during the regular business hours and at any other time during the week as reasonably requested by the CORPORATION and/or required by the demands of his position. All services required to be rendered by CHIPMAN may be rendered for the benefit of any of the CORPORATION'S affiliates or subsidiaries, but no liability shall attach to such affiliate or subsidiary for the payment of any compensation hereunder.


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5.    Expenses. During the period of his engagement, CHIPMAN will be reimbursed for his reasonable and necessary expenses incurred by him pursuant to his engagement hereunder, such expenses to include necessary travel and related costs incurred on behalf of the CORPORATION and in commuting to and from the CORPORATION's offices in New York as well as lodging expenses while in New York, NY, if necessary, upon submission of appropriate receipts or vouchers therefore.

6.    Termination.

      (a) The CORPORATION may discharge CHIPMAN for cause at any time as provided herein. For purposes hereof, "cause" shall mean the willful engaging by CHIPMAN in illegal conduct or gross misconduct which is demonstrably and materially injurious to the CORPORATION. For purposes of this Agreement, no act, or failure to act, on CHIPMAN's part shall be deemed "willful" unless done, or omitted to be done, by CHIPMAN not in good faith and without reasonable belief that CHIPMAN's action or omission was in the best interest of the CORPORATION. Notwithstanding the foregoing, CHIPMAN shall not be deemed to have been terminated for Cause unless and until the CORPORATION delivers to CHIPMAN a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to CHIPMAN and an opportunity for CHIPMAN, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, CHIPMAN was guilty of conduct set forth above and specifying the particulars thereof in detail.

      (b) This Agreement shall terminate upon the death or disability of CHIPMAN. For purposes of this subsection (b), "disability" shall mean the inability of CHIPMAN effectively to substantially provide the services hereunder by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

      (c) CHIPMAN shall have the right to terminate this Agreement upon not less than thirty (30) days prior written notice of termination.

7.    Effect of Termination.

      (a) In the event that this Agreement is terminated for "cause" pursuant to subsection 6(a), the CORPORATION shall pay CHIPMAN, at the time of such termination, only the fees due and payable to him through the date of the termination of this Agreement.

      (b) In the event that this Agreement is terminated by the CORPORATION at any time without "cause", as defined in subsection 6(a), the CORPORATION shall pay to CHIPMAN, at the time of such termination, the fees otherwise due and payable to him through the last day of the then current term of this Agreement or six months from such termination, which ever is shorter.


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      (c)   In the event this Agreement is terminated at his election pursuant to subsection 6(c) or due to CHIPMAN's death or disability pursuant to 6(b), the CORPORATION shall pay to CHIPMAN, at the time of such termination, the fees otherwise due and payable to him through the last day of the month in which such termination occurs.

8. Trade Secrets And Non-Disclosure. CHIPMAN hereby acknowledges that certain trade secrets of the CORPORATION are valuable, special and unique assets of the CORPORATION'S business. Such trade secrets include but are not limited to its customer lists and the sources of its materials and products. CHIPMAN hereby covenants that he will not, during or after the term of his employment, disclose any of the foregoing secrets or any part thereof to any firm, person or corporation or any entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by CHIPMAN of the provisions of this Paragraph, the CORPORATION shall be entitled to proceed in any court for an injunction restraining CHIPMAN from disclosing, in whole or in part, any of the aforesaid trade secrets, or from rendering such service to any person, firm, corporation, association or any entity to whom such trade secrets, in whole or in part, have been disclosed, or are threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the CORPORATION from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from CHIPMAN and/or from proceeding pursuant to the arbitration provisions of this Agreement.

9. Non-Compete. Without the prior written approval of the CORPORATION'S Chief Executive Officer or President, Chipman shall not, directly or indirectly, during the term of this agreement and until the end of twelve (12) months after termination:

      (a) Engage in a "Competing Business" in the "Territory", as those terms are defined below. "Competing Business" shall mean any business that mines or produces minerals which is competitive with the CORPORATION'S or any of its Affiliates, as conducted or under development at any time during the term of this agreement "Territory" shall mean anywhere in Mexico.

      (b) Make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the CORPORATION or any of its Affiliates or otherwise interfere with the CORPORATION'S business or that of any of its Affiliates.

10. Notices. Any notice or other communication pursuant to this Agreement shall be in writing and shall be sent by telecopy or by certified or registered mail addressed to the respective parties as follows:

            (i)   If to the CORPORATION, to:

                        Capital Gold Corporation
                        76 Beaver Street, 26th Floor
                        New York, NY 10005
                        Tel. No.: (212) 344-5158
                        Fax No..: (212) 344-4537
                        Attention: VP of Corporate Development


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            (ii)  If to CHIPMAN, to:

                        Christopher M. Chipman
                        4014 Redwing Lane
                        Audubon, PA 19407
                        Tel. No.:  (610) 631-2263
                        Fax No.: _______________

or to such other address as the parties shall have designated by notice to the other parties given in accordance with this section. Any notice or other communication shall be deemed to have been duly given if personally delivered or mailed via registered or certified mail, postage prepaid, return receipt requested, or, if sent by telecopy, when confirmed.

11. Modification. No modification or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such modification or waiver is sought unless it is made in writing and signed by or on behalf of both parties hereto.

12. Miscellaneous. (a) This Agreement shall be subject to and construed in accordance with the laws of the State of New York.

      (b) The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

      (c) If any provisions of this Agreement or the application thereof to any person or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder hereof, or the application of such provision to persons or circumstances other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      (d) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns.

      (e) This Agreement shall not be assignable in whole or in part by either party, except that the CORPORATION may assign this Agreement to and it shall be binding upon any subsidiary or affiliate of the CORPORATION or any person, firm or corporation with which the CORPORATION may be merged or consolidated or which may acquire all or substantially all of the assets of the CORPORATION.


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      IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto as of the date first above written.


CAPITAL GOLD CORPORATION


By: /s/ Jeff Pritchard
   -------------------------------------
   Jeff Pritchard, VP of Corporate Development


/s/ Christopher M. Chipman
-------------------------------------
Christopher M. Chipman, CPA




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